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                                                                   EXHIBIT 10.1*
                               AMENDMENT NUMBER 1
                              TO LICENSE AGREEMENT

         This amendment dated as of February 1, 1998, (the "Amendment") is to the License Agreement dated December 9, 1996, (the "Original License Agreement") by and between Coach, a division of Sara Lee Corporation, ("Licensor") and Movado Group, Inc., ("MGI").

         WHEREAS, Licensor and MGI desire that NA Trading SA, a Swiss Corporation with an address at Bettlachtrasse 8, CH-2504 Grenchen, Switzerland ("NAT") bear primary responsibility for the manufacture, marketing and distribution of the Licensed Products outside the United States and

         WHEREAS, NAT is willing to undertake such responsibilities in accordance with the terms of and in consideration of the mutual covenants and premises contained in the Original License Agreement as amended hereby and

         WHEREAS, the parties desire to make certain additional changes to the Original License Agreement as set forth below:

         NOW THEREFORE in consideration of the mutual covenants and the premises set forth herein, the Original License Agreement is hereby amended as follows:

1. NAT is hereby added as a party to the Original License Agreement; the term "Licensee" shall mean MGI and NAT jointly and severally and the term "Agreement" shall mean the Original License Agreement as amended hereby.

2. Delete Section 1.2 of the Original License Agreement and replace with the following:

                  1.2 "Licensor Channels" shall mean retail outlets and wholesale distributors controlled by Licensor, including without limitation Licensor's catalog, Licensor's stand alone retail stores, Licensor's factory outlet stores, Licensor's retail stores that are situated within department stores located outside the United States and Licensor Special Accounts (as hereinafter defined); provided, however, that any such retail outlet or wholesale distributor (with the exception of Licensor Special Accounts) not operated by Licensor or by any entity controlled by Licensor shall not be deemed a Licensor Channel.

3. Delete Section 1.3 of the Original License Agreement and replace it with the following new Section 1.3:

                  1.3 "Non-Licensor Channels" shall mean retail outlets and wholesale distributors not controlled by Licensor, including without limitation



( * CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 3 AND 4 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 ("1934 ACT") ).


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                  department stores, jewelry store chains, Licensee's factory outlet stores and Licensee Special Accounts (as hereinafter defined).


4. Immediately following Section 1.10 of the Original License Agreement add the following new Section 1.11:


                  1.11 "Control, controlling and controlled" shall mean, (i) ownership or voting control, directly or indirectly, of more than fifty percent (50%) of the voting power represented by the outstanding voting stock of a corporation or other majority equity interest if not a corporation and (ii) the power to direct the management and determine the policies of the applicable entity whether directly or indirectly.


5. Following Section 3.2 on page 4 of the Original License Agreement, insert as Section 3.3 the following paragraph:

                  3.3 Licensee shall not place or use other marks, including without limitation, trademarks, trade names, sub-brands, line names, collection names, model names, designs, logos or endorsements (hereinafter referred to as "Authorized Marks") in connection with the Licensed Products, except as specifically authorized by Licensor pursuant to the terms of this Agreement. Licensee acknowledges that Licensor is the owner of all right, title, and interest in and to such Authorized Marks that are developed by Licensor, or developed by Licensee exclusively for use in connection with Licensed Products, and that are used exclusively in connection with Licensed Products or other products sold by or on behalf of Licensor under any of the Licensed Marks ("Licensor Owned Authorized Marks") and that all use thereof shall inure to the benefit of Licensor. To the extent any rights in and to such Licensor Owned Authorized Marks, or with respect to any materials used in the advertising or promotion of the Licensed Products including without limitation copy, artwork, and photographs, are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor. Licensee agrees that it will execute and deliver to Licensor any documents reasonably requested by Licensor necessary to effect any such assignment.


6. Delete Section 11.1 on pages 16 and 17 in the Original License Agreement and replace it with the following:


                  11.1 Licensee shall pay to Licensor a royalty on Licensee's sales of the Licensed Products to all Non-Licensor Channels (Combined U.S. and non-U.S.). The sales to which the royalty rates will be applied (except for sales to Non-Licensor Channels (non-U.S.), sales to wholesale distributors

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                  and sales to Licensee Special Accounts) shall be based on the
                  Wholesale Price as in effect in the United States when such sales are made, and no reduction in the royalty shall be allowed for discounts given off such Wholesale Price. With respect to Licensee's sales to Non-Licensor Channels (non-U.S.), wholesale distributors and Licensee Special Accounts, the sales to which the royalty rates will be applied shall be based on actual invoice price net of all taxes, duties, freight, insurance and credits for returns actually made, but no deduction shall be made for discounts for cash or prompt payment or for uncollectible accounts; provided, however, that as to any Licensed Products sold to any wholesale distributor controlled by Licensee, the sales to which the royalty rates will be applied shall be based on the actual invoice price for such Licensed Products when first sold by any such wholesale distributor to any entity not controlled by Licensee, net of all taxes, duties, freight, insurance and credits for returns actually made, without deduction for discounts for cash or prompt payment or for uncollectible accounts. The base royalty rates to be applied to Licensee's sales are as follows:




                                    *





                  With respect to all sales to Licensee Special Accounts, Licensee shall pay, in addition to the base royalty *.


7. Delete the fourth sentence of Section 12.4 of the Original License Agreement and replace it with the following sentence:


                  "Sales" as used in this paragraph shall mean all sales, based on Wholesale Price or based on actual invoice price in the specific case of sales to Licensee Special Accounts or sales to wholesale distributors, of Licensed Products made by Licensee to Non-Licensor Channels anywhere in the world.

8. Delete the second sentence of Section 12.7 on page 21 of the Original License Agreement, and replace it with the following sentence:

                                    *


( * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT).

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                                    *


9. Delete the first sentence of Section 13.2 on page 23 of the Original License Agreement and replace it with the following sentence:


         Within ninety (90) days following the end of each Contract Year of this Agreement, and within ninety (90) days after the termination of this Agreement, Licensee shall deliver to Licensor a statement signed by an authorized officer of Licensee reporting actual sales of the Licensed Products to Non-Licensor Channels (based on the applicable U.S. Wholesale Price or invoice price pursuant to Section 11.1 herein), royalties due, royalties paid and advertising expenditures during the preceding Contract Year. Sales of Licensed Products to Non-Licensor Channels shall be broken out to accurately reflect sales to U.S. Non-Licensor Channels, sales to Non-U.S. Non-Licensor Channels, sales to Licensee Special Accounts, sales to wholesale distributors, and sales by model type in units and dollars.



10. Delete Section 16.4 of the Original License Agreement and replace it with the following:


                  16.4 In the event that a third party brings any claim, institutes any action or commences any proceeding against Licensee arising from Licensee's use of any of the Licensed Marks, the Trade Name, the Licensor Owned Authorized Marks or any product design, prototype, pattern, styling or copyrightable material owned by Licensor as provided in Paragraph 7.1 of this Agreement, Licensee shall promptly notify Licensor thereof and Licensor shall indemnify, defend and hold harmless Licensee and each officer, director, employee, agent, representative, contractor and customer of Licensee and of each entity controlled by Licensee from and against all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) arising out of or in connection with any such claim, action or proceeding. Licensee shall cooperate in such defense as reasonably requested by Licensor, at Licensor's expense. Any award received by Licensor in any such claim, action or proceeding shall belong exclusively to Licensor. This Paragraph shall survive termination or expiration of the Agreement.




( * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT).


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11.      Add the following new Section 16.5 to the Original License Agreement immediately following Section 16.4.


                  16.5 Licensor will bear all costs and expenses in connection with any research to determine the availability of, applications to register and all maintenance of any and all registrations relating to Licensor Owned Authorized Marks and the Licensed Marks.



12.      Section 18 is deleted and replaced with the following new Section 18:


                  18. NO ASSIGNMENT OR SUBLICENSE BY LICENSEE This Agreement and all its rights and duties hereunder are personal to the Licensee and shall not, without the written consent of Licensor, be assigned, sublicensed or otherwise encumbered by Licensee or by operation of law; provided, however, that notwithstanding anything to the contrary contained herein Licensee shall have the right (a) to have the Licensed Products manufactured by one or more third party manufacturers and, (b) to assign or sublicense any or all of its rights and duties hereunder to any other entity which is controlled, directly or indirectly, by Licensee provided that the original Licensee named herein simultaneously with such assignment, enters into an agreement with Licensor in a form reasonably satisfactory to Licensor by which Licensee guarantees all of the obligations, including without limitation, all financial and performance obligations, of such assignee. All references herein to "Licensee" shall include any and all such permitted assignees and sublicensees.




13. Except as set forth in this Amendment, the Original License Agreement will remain in full force and effect.







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14.      This Amendment may be signed by the parties duly executing counterpart originals.



         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers and to become effective as of the date first above written.





COACH
A Division of Sara Lee Corporation

By:      /s/ A. Catling

Name:      Alan Catling

Title:        Exec. Vice President




MOVADO GROUP, INC.

By:    /s/ Timothy F. Michno

Name:     Timothy F. Michno

Title:       General Counsel/Secretary



NA TRADING SA

By:      /s/  Michael J. Bush

Name:       Michael J. Bush

Title:         Director






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